AURORA GOLD CORPORATION

NEWS RELEASE 3 - 2012
Trading Symbols:
CUSIP No. 051642106	OTC Markets: OTCQB: ARXG
WKN: (Germany) 904846	FRANKFURT: 579617.F, A4G.F, A4G.DE
BERLIN-BREMEN: A4G.BE
Stuttgart: A4G.SG

Aurora Gold Corp Completes US$ 5 Million private placement with Alltech Capital Limited.

Zug, Switzerland—(MARKET WIRE) — October 8, 2012 — Aurora Gold Corporation (the "Company," or "Aurora") (OTCQB: ARXG), is a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Pará, Brazil.

The board of Aurora is pleased to announce the completion of a private placement for the sale of 135,000,000 shares of the Company at a price of US$0.037 per share, raising a total of US$5,000,000.

The shares have been placed with Alltech Capital Limited (Alltech), a company incorporated under the laws of Gibraltar and the funds will provide working capital and enable further exploration and evaluation of Aurora’s Sao Domingo Property.

The Alltech Group is active across a broad spectrum of industries including Gold, Oil and Gas exploration, Coal (Anthracite) production and the Development of commercial and residential real estate.

Aurora is preparing to increase the technical staff in Brazil with the view to concurrently expand the current resource base on Sao Domingo at the Fofoca Resource area, and to test the lateral and depth extent of the recently discovered Toucano gold occurrence.

The Company has completed a revised exploration plan and budget for bulk sampling, trenching and drilling.

The board of Aurora feels the Toucano occurrence could evolve as the Company’s flagship target on the Sao Domingo property and previously had a technical team on site evaluating the geometry and mineralisation. Geochem and geophysics are included in the budget and results will assist the planning of the drill hole locations.

Mr. Lars Pearl, Aurora's CEO, stated, "This re-focusing of the Company’s direction and work on our Sao Domingo property starts a whole new period of excitement and project development for Aurora and its shareholders. The union with Alltech and the introduction of a fresh, motivated and highly skilled technical team will see Aurora achieve the goals that for so long have been expected."

Aurora’s common stock is also traded on the Stuttgart and the Berlin-Bremen Stock Exchanges in Germany under the symbols “(Stuttgart: A4G.SG - News) (Frankfurt:A4G.F - News) (XETRA:A4G.DE - News) (Berlin:A4G.BE - News).”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," “should,” “could,” “expects,” "plans,"  "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected  activities  and expenditures as we pursue our business plan; the adequacy of  our  available  cash  resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us.  Forward-looking statements are not guarantees of future performance.  All of the forward-looking statements made in this press release are qualified by these cautionary statements.  Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330.  The U.S. Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For further information, please contact Lars Pearl.

Aurora Gold Corporation

Lars Pearl

President, CEO & Director

C/- Coresco AG,

Level 3, Gotthardstrasse 20

6304 Zug, Switzerland

Tel. (+41) 7887 96966

http://www.aurora-gold.com/